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                                                                       EXHIBIT G

                    LISTING OF GENCORP INC. SUBSIDIARIES(1)

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
                                                                        STATE OR        PERCENTAGE
                                                                    JURISDICTION OF     OF VOTING
                                                                     INCORPORATION      OWNERSHIP
                                                                    ----------------    ----------
Aerojet-General Corporation(2)....................................  Ohio                   100.

Aerojet Ordnance Tennessee, Inc...................................  Tennessee              100.

Aerojet Services Co...............................................  Ohio                   100.

Chemical Construction Corporation.................................  Delaware               100.

Genco Insurance Limited...........................................  Bermuda                100.

GenCorp Canada Inc................................................  Canada                 100.

GenCorp Export Corporation........................................  Virgin Islands         100.

GenCorp Investment Management, Inc................................  Ohio                   100.

GenCorp Overseas Inc..............................................  Ohio                   100.

GenCorp Polymer Products S.A.R.L..................................  France                 100.

General Applied Science Laboratories, Inc.........................  New York               100.

HENNIGES Elastomer- und Kunststofftechnik GmbH & Co. KG...........  Germany                100.

Penn Europe GmbH..................................................  Germany                100.

Penn International Inc............................................  Ohio                   100.

Penn Nominal Holdings Inc.........................................  Ohio                   100.

Penn Racquet Sports Co. (Ireland).................................  Ireland                100.

RKO General, Inc..................................................  Delaware               100.

(1) GenCorp Inc. conducts business using the names GenCorp, GenCorp Automotive and GenCorp Polymer Products.

(2) Aerojet-General Corporation conducts business using the names Aerojet ASRM Division, Aerojet Electronics Division and Aerojet Propulsion Division.
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